EXHIBIT 99.1
Contacts:

Scott Tsujita (Investors)	Pete Schuddekopf (Media)	Ruth Pachman/Dawn Dover
Hypercom Corporation	Hypercom Corporation	Kekst and Company
602.504.5161	602.504.5383	212.521.4891/4817
stsujita@hypercom.com	pschuddekopf@hypercom.com	ruth-pachman@kekst.com dawn-dover@kekst.com
Hypercom Executes Share Purchase Agreement to Acquire Thales SA’s e-Transactions Business Line
PHOENIX, February 13, 2008 – Hypercom Corporation (NYSE: HYC) announced today that it has executed a share purchase agreement with Thales SA to purchase its e-Transactions business, in accordance with the binding offer it made in December of 2007.  The transaction is expected to close by March 31, 2008.
The acquisition will provide Hypercom with the capabilities in Europe that it has been seeking, and make Hypercom a much more formidable global competitor.
In connection with this announcement, Norman Stout, Chairman of Hypercom, said, “After discussions with Ingenico throughout the day yesterday and further correspondence today, it became clear there was no path acceptable to the parties to pursue a transaction between Hypercom and Ingenico at this time. Accordingly, our Board determined to move forward with the e-Transactions purchase, which provides our shareholders with substantial certainty of close, increased scale, and enhanced product and service capabilities.”
“This acquisition will add to our already exceptional product line, significantly strengthen our footprint in Western Europe, provide additional talented people to our global team, increase our economies of scale, deepen and diversify our R&D efforts and accelerate our ability to more quickly build market share,” said Philippe Tartavull, Chief Executive Officer and President, Hypercom Corporation.
About Hypercom (www.hypercom.com)
Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.
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Hypercom is a registered trademark of Hypercom Corporation.  All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.  This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding:  (i) expected acquisition results and benefits; (ii) the expected consummation of the transactions described in this press release; (iii) provided the transactions described in this press release are consummated, the Company’s ability to rationalize product lines, retain customers, retain key employees, obtain the synergies it anticipates, and obtain the ongoing services it needs from Thales; (iv) the Company’s expected future performance; (v) market acceptance of new products and services; and (vi) product performance, product sales, revenues and profits.  These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, the ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner; the ability to obtain the expected strategic and financial benefits from acquisitions; possible litigation related to the e-Transactions business acquisition and its financing; the ability to attract and retain qualified executives and directors; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K/A, as well as the Company’s subsequent reports on Forms 10-Q and 8-K, as may be amended from time to time.  Forward-looking statements speak only as of the date made and are not guarantees of future performance.  The Company undertakes no obligation to publicly update or revise any forward-looking statements. HYCF